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                                                                EXHIBIT 2.2
1











                            ASSET PURCHASE AGREEMENT


                             dated October 18, 1995


                                     between


                     TIME WARNER ENTERTAINMENT COMPANY, L.P.


                                       and


                     INTERMEDIA PARTNERS OF TENNESSEE, L.P.





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                                TABLE OF CONTENTS

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ARTICLE 1   CERTAIN DEFINITIONS............................................................................   1

ARTICLE 2   PURCHASE AND SALE..............................................................................   7
         Section 2.1                Covenant of Purchase and Sale..........................................   7
                       (a)          Tangible Personal Property.............................................   7
                       (b)          Real Property..........................................................   8
                       (c)          Franchises.............................................................   8
                       (d)          Licenses...............................................................   8
                       (e)          Contracts..............................................................   8
                       (f)          Accounts Receivable....................................................   8
                       (g)          Books and Records......................................................   8
         Section 2.2                Excluded Assets........................................................   8
         Section 2.3                Assumed and Excluded Obligations.......................................   9
         Section 2.4                Purchase Price.........................................................   9
         Section 2.5                Preliminary and Final Settlements......................................  11

ARTICLE 3   RELATED MATTERS................................................................................  12
         Section 3.1                Rate Refunds...........................................................  12
         Section 3.2                HSR Act Compliance.....................................................  13
         Section 3.3                Use of Names and Logos.................................................  14
         Section 3.4                Bulk Sales.............................................................  14
         Section 3.5                Transfer Taxes.........................................................  14

ARTICLE 4   BUYER'S REPRESENTATIONS AND WARRANTIES.........................................................  14
         Section 4.1                Organization of Buyer..................................................  14
         Section 4.2                Authority..............................................................  15
         Section 4.3                No Conflict:  Required Consents........................................  15
         Section 4.4                Taxpayer Identification Number.........................................  15

ARTICLE 5   SELLER'S REPRESENTATIONS AND WARRANTIES........................................................  16
         Section 5.1                Organization and Qualification of Seller...............................  16
         Section 5.2                Authority..............................................................  16
         Section 5.3                No Conflict:  Required Consents........................................  16
         Section 5.4                Title to Assets........................................................  17
         Section 5.5                Vehicles...............................................................  17
         Section 5.6                System Franchises......................................................  17
         Section 5.7                System Licenses........................................................  18
         Section 5.8                System Contracts.......................................................  18
         Section 5.9                Real Property..........................................................  19
         Section 5.10               Carriage of Signals....................................................  20
         Section 5.11               Employees..............................................................  20
         Section 5.12               Employee Benefits......................................................  20
         Section 5.13               Commissions............................................................  21
         Section 5.14               Creditor Claims........................................................  21
         Section 5.15               Litigation.............................................................  22
         Section 5.16               Taxes..................................................................  22
         Section 5.17               FCC and Copyright......................................................  23
         Section 5.18               System Information.....................................................  24
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         Section 5.19               Bonds..................................................................  24
         Section 5.20               Environmental Laws.....................................................  24
         Section 5.21               Financial and Operational Information..................................  26
         Section 5.22               Accounts Receivable....................................................  26
         Section 5.23               No Changes.............................................................  26
         Section 5.24               Inventory..............................................................  27
         Section 5.25               Commitments............................................................  27
         Section 5.26               Social Contract with FCC...............................................  27

ARTICLE 6   COVENANTS......................................................................................  27
         Section 6.1                Certain Affirmative Covenants of
                                    Seller.................................................................  27
         Section 6.2                Certain Negative Covenants of Seller...................................  29
         Section 6.3                Certain Covenants of Buyer.............................................  30
         Section 6.4                Confidentiality........................................................  31
         Section 6.5                Supplements to Exhibits................................................  31
         Section 6.6                Bonds To Remain in Effect..............................................  32
         Section 6.7                Taxes..................................................................  32
         Section 6.8                Capital Leases.........................................................  33
         Section 6.9                Satisfaction of Conditions.............................................  33
         Section 6.10               MDU Agreements.........................................................  33
         Section 6.11               Distant Broadcast Signals..............................................  34
         Section 6.12               Letter to Programmers..................................................  34

ARTICLE 7   CONDITIONS PRECEDENT...........................................................................  34
         Section 7.1                Conditions to Buyer's Obligations......................................  34
                       (a)          Accuracy of Representations and Warranties.............................  34
                       (b)          Performance Of Agreements..............................................  34
                       (c)          Legal Proceedings......................................................  34
                       (d)          HSR Act Compliance.....................................................  34
                       (e)          Seller's Counsel Opinion...............................................  35
                       (f)          Seller's FCC Counsel Opinion...........................................  35
                       (g)          Required Consents......................................................  35
                       (h)          Retransmission Consents................................................  35
                       (i)          Pole Attachment Agreements.............................................  35
                       (j)          Inventory..............................................................  35
                       (k)          Material Adverse Change................................................  35
                       (l)          Franchise Terms........................................................  35
         Section 7.2                Conditions to Seller's Obligations.....................................  36
                       (a)          Accuracy of Representations and Warranties.............................  36
                       (b)          Performance of Agreements..............................................  36
                       (c)          Legal Proceedings......................................................  36
                       (d)          HSR Act Compliance.....................................................  36
                       (e)          Buyer's Counsel Opinion................................................  36
                       (f)          Required Consents......................................................  36

ARTICLE 8   CLOSING........................................................................................  36
         Section 8.1                Closing:  Time and Place...............................................  36
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         Section 8.2                Seller's Obligations...................................................  37
                       (a)          Bill of Sale...........................................................  37
                       (b)          Noncompetition Agreement...............................................  37
                       (c)          Deeds..................................................................  37
                       (d)          Secretary's Certificates...............................................  37
                       (e)          Affidavit for Title Insurance..........................................  37
                       (f)          FIRPTA Certificate.....................................................  38
                       (g)          Lease Assignments......................................................  38
                       (h)          Assignments and Assumption.............................................  38
                       (i)          Vehicle Titles.........................................................  38
                       (j)          Certificates of Good Standing..........................................  38
                       (k)          Receipt................................................................  38
                       (l)          Transfer Filings.......................................................  38
                       (m)          Other..................................................................  38
         Section 8.3                Buyer's Obligations....................................................  38
                       (a)          Purchase Price.........................................................  38
                       (b)          Certificates of Good Standing..........................................  38
                       (c)          Secretary's Certificates...............................................  39
                       (d)          Assumption Agreement...................................................  39
                       (e)          Lease Assignments......................................................  39
                       (f)          Assignment and Assumption Agreements...................................  39
                       (g)          Other..................................................................  39

ARTICLE 9   TERMINATION....................................................................................  39
         Section 9.1                Termination Events.....................................................  39
         Section 9.2                Effect of Termination..................................................  40
         Section 9.3                Risk of Loss to Assets.................................................  40
         Section 9.4                Condemnation...........................................................  40

ARTICLE 10  REMEDIES.......................................................................................  41
         Section 10.1               Specific Performance; Remedies
                                    Cumulative.............................................................  41
         Section 10.2               Attorneys' Fees........................................................  41

ARTICLE 11  INDEMNIFICATION................................................................................  41
         Section 11.1               Indemnification by Seller..............................................  41
         Section 11.2               Indemnification by Buyer...............................................  42
         Section 11.3               Indemnified Third-Party Claim..........................................  42
         Section 11.4               Determination of Indemnification
                                    Amounts and Related Matters............................................  43
         Section 11.5               Time and Manner of Certain Claims......................................  43
         Section 11.6               Other Indemnification..................................................  44

ARTICLE 12  MISCELLANEOUS PROVISIONS.......................................................................  44
         Section 12.1               Covenant Not To Sue and Nonrecourse to Partners........................  44
         Section 12.2               Expenses...............................................................  45
         Section 12.3               Brokerage..............................................................  45
         Section 12.4               Assignment.............................................................  46
         Section 12.5               Waivers................................................................  46
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         Section 12.6               Notices................................................................  46
         Section 12.7               Entire Agreement:  Amendments..........................................  47
         Section 12.8               Binding Effect:  Benefits..............................................  47
         Section 12.9               Headings, Schedules and Exhibits.......................................  48
         Section 12.10              Counterparts...........................................................  48
         Section 12.11              Publicity..............................................................  48
         Section 12.12              Governing Law..........................................................  48
         Section 12.13              Third Parties; Joint Ventures..........................................  48
         Section 12.14              Construction...........................................................  48
         Section 12.15              Further Acts...........................................................  49
         Section 12.16              Time of Essence........................................................  49
         Section 12.17              Severability...........................................................  49
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Schedule 1 - Franchise Areas
Schedule 2.1(a) - Tangible Personal Property
Schedule 2.1(b) - Real Property
Schedule 2.1(c) - System Franchises
Schedule 2.1(d) - Licenses
Schedule 2.1(e) - Contracts
Schedule 2.2 - Excluded Assets
Schedule 4.3 - Buyer's Required Consents
Schedule 5.3 - Seller's Required Consents
Schedule 5.4 - Permitted Liens
Schedule 5.5 - Vehicles
Schedule 5.6 - Seller's System Franchises
Schedule 5.11 - Employees
Schedule 5.12 - Employee Matters
Schedule 5.15 - Litigation
Schedule 5.16 - Taxes
Schedule 5.18 - System Information
Schedule 5.19 - Bonds
Schedule 5.22 - Accounts Receivable
Schedule 6.11 - Distant Broadcast Signals
Schedule 7.1(h) - Retransmission Consents


Exhibit 7.1(e) - Seller's Counsel Opinion
Exhibit 7.1(f) - Seller's FCC Counsel Opinion
Exhibit 7.2(e) - Buyer's Counsel Opinion
Exhibit 8.2(a) - Bill of Sale
Exhibit 8.2(b) - Noncompetition Agreement
Exhibit 8.2(e) - Affidavit for Title Insurance
Exhibit 8.2(f) - FIRPTA Certificate
Exhibit 8.2(g) - Lease Assignments
Exhibit 8.2(h) - Assignments and Assumption
Exhibit 8.2(k) - Receipt
Exhibit 8.3(d) - Buyer's Assumption Agreement


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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 18th day of October, 1995, by and between INTERMEDIA PARTNERS OF TENNESSEE, L.P., a California limited partnership ("Buyer"), whose U.S. Taxpayer Identification Number is 94-3231868, and TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("Seller"), whose U.S. Taxpayer Identification Number is 13-3666692, through its division, Time Warner Cable Ventures.

         RECITALS:

         A. Seller owns and operates cable television systems which are franchised or hold other operating authority and operate in and around Kingsport, Tennessee (collectively, the "System").

         B. Seller is willing to convey to Buyer, and Buyer is willing to purchase from Seller, certain of the tangible and intangible assets comprising the System, upon the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein, Buyer and Seller agree as follows:


                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:

         "Accounts Payable" means the book value of all accounts payable of the System relating to the conduct of the Business determined as of the Closing Time in accordance with GAAP on a basis consistent with the application of such principles in the preparation of the P&L Statements (as hereinafter defined).

          "Accounts Receivable" means all accounts receivable of Seller representing amounts owed to Seller in connection with its operation of the Business.

         "Affiliate" means, with respect to any person or entity, any other person or entity owning an interest in or controlling such person or entity, or owned or controlled by or under common ownership or control with such person or entity, where "control" (and its corollaries) includes ownership of interests representing a majority of total voting power in an entity, and

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"ownership" (and its corollaries) includes ownership of a majority of the equity interests in an entity.

         "Assets" has the meaning given in Section 2.1.

         "Assumed Obligations and Liabilities" has the meaning given in Section 2.3.

         "Basic Subscriber Rate" means $22.35 for the Church Hill and Hawkins County Franchise Areas and $21.99 for the Sullivan County, Kingsport, Mt. Carmel and Blountville Franchise Areas.

         "Business" means the cable television business conducted by Seller on the date of this Agreement through one or more Systems in and around the Franchise Areas.

         "Closing" has the meaning given in Section 8.1.

         "Closing Time" means 11:59 P.M., eastern time, on the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

         "Communications Act" means the Communications Act of 1934, as amended, and rules and regulations promulgated thereunder.

         "Consent" means any registration with, consent or approval of, notice to or action by any Person or Governmental Authority.

         "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certif icate, option, warrant, right, or other instrument, document, obligation or agreement.

         "Copyright Act" means the Copyright Act of 1976, as amended, and rules and regulations promulgated thereunder.

         "Current Assets" means the sum of (A) 100% of the face amount of all Accounts Receivable that are current or thirty or fewer days past due as of the Closing Time, plus 95% of the face amount of Accounts Receivable that are fewer than sixty but more than thirty days past due as of the Closing Time, net of any credit balances owed to subscribers, excluding (i) any such accounts any portion of which is aged sixty (60) days or more based on the billing date and (ii) all debit balances of subscribers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Time; and (B) Prepaid Expenses. For purposes of making "past due" calculations under this paragraph, the monthly billing

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statements of Seller shall be deemed to be due and payable on the date of invoice.

         "Current Liabilities" means the sum of (A) Accounts Payable, (B) Deferred Revenue and (C) Other Current Liabilities.

         "Deferred Revenue" means liabilities to subscribers representing advance billings for services to be performed by Buyer after the Closing Time.

         "Equivalent Basic Subscriber" means, as of any date and for each Franchise Area, without duplication, any of the following: (a) private residential customer accounts which are receiving Preferred Tier Service (as defined in Schedule 5.18) provided by the System and up to one thousand (1,000) private residential customer accounts which are only receiving Basic Service (as defined in Schedule 5.18) provided by the System and, for each of the foregoing, that are billed by individual unit (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings) (excluding "second connects" or "additional outlets," as such terms are commonly understood in the cable television industry), each of which shall be counted as one "Equivalent Basic Subscriber"; and (b) without duplication of (a) above, private residential customer accounts that are only receiving Basic Service (as defined in Schedule 5.18) provided by the System and all commercial, bulk-billed and other accounts not billed by individual unit, such as hotels, motels, apartment houses and multi-family homes; provided that the number of "Equivalent Basic Subscribers" serviced by each such account shall be deemed to be an amount equal to the quotient of (x) the aggregate monthly Basic and Preferred Tier Services revenue derived by the System from such accounts (excluding any Nonstandard Charges), in each case for the last calendar month preceding the date of such determination, divided by (y) the Basic Subscriber Rate. Notwithstanding the foregoing, the term "Equivalent Basic Subscriber" shall not include any residential subscriber who is receiving Preferred Tier Service provided by the System below the Basic Subscriber Rate, or any commercial, residential or other subscriber who (A) has not been receiving such service for at least thirty (30) consecutive days, (B) has not paid for at least one (1) month's consecutive service, (C) is more than sixty
(60) days delinquent from the date of billing on any amount due to Seller, or
(D) is pending disconnection from the service provided by the System for any reason.

         "Excluded Assets" has the meaning given in Section 2.2.

         "FCC" means the Federal Communications Commission.

         "Franchises" means any and all authorities and contracts which confer upon Seller the privilege of delivering television

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programming and cable-related services to residents in the Franchise Area.

         "Franchise Areas" means the areas in which Seller is authorized to provide cable television service under the Franchises and the areas served by the System in which Seller provides cable television service without a Franchise, all as described on Schedule 1.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means the government of the United States of America or any foreign nation, any state, common wealth, territory, or possession thereof and any political sub division or quasi-governmental authority of any of the same, and any agency or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improve ments Act of 1976, as amended.

         "Indemnitee" has the meaning given in Section 11.3(a).

         "Judgment" means any judgment, writ, order, injunction, award, or decree of any court, judge, justice or magistrate.

         "Leased Real Property" has the meaning given in Section
2.1(b).

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority, including without limitation Judgments and System Franchises.

         "Lien" means any interest in property securing an obliga tion, whether such interest is based on common law, statute or contract, and including, but not limited to, any security inter est or lien arising from a mortgage, claim, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and reservations, exceptions, covenants, con ditions, restrictions, leases, subleases, licenses, occupancy agreements, pledges, equities, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property

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of any nature, whether accrued or unaccrued, or absolute or contingent.

         "Litigation" means any demand, claim, action, suit, pro ceeding, arbitration, investigation, hearing, or other activity or procedure that could result in a Judgment.

         "Losses" means any claims, losses, liabilities, damages, penalties, costs, and expenses (including but not limited to counsel fees and disbursements, expert fees, and costs incurred in any investigation, defense or settlement of any claims), but shall in no event include incidental or consequential damages.

         "Noncompetition Agreement" has the meaning given in Section 8.2(b).

         "Nonstandard Charges" means any charges for taxes, second connects, additional outlets, installation fees, deposits and other non-recurring items and any charges for the rental of converters, remote control devices and other like charges for equipment.

         "Operational Information" has the meaning given in Section 5.21.

         "Other Current Liabilities" means all current liabilities (including, but not limited to, accrued vacation pay of employees of Seller, subscriber security deposits and customer advance payments, but excluding (i) Accounts Payable and (ii) Deferred Revenue) of the System relating to the conduct of the Business determined as of the Closing Time in accordance with GAAP on a basis consistent with the application of such principles in the preparation of the P&L Statements.

         "Owned Real Property" has the meaning given in Section 2.1(b).

         "P&L Statements" has the meaning given in Section 5.21.

         "Permitted Liens" means (i) liens for Taxes, assessments and governmental charges not yet due or payable, (ii) zoning laws, ordinances and similar governmental regulations, (iii) rights reserved to any Governmental Authority to regulate the affected property, (iv) as to Owned Real Property, Liens that do not in any material respect, individually or in the aggregate, affect or impair the value or use thereof as it is currently being used by Seller in the ordinary course of business, (v) as to leased Assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof that do not in any material respect, individually or in the aggregate, affect or impair the value or use thereof as it is currently being used by Seller in the ordinary course of business, (vi) any materialmen's, mechanics', workmen's,

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repairmen's or other like liens arising in the ordinary course of business,
(vii) any Liens to be released at or prior to Closing, and (viii) the Liens described on Schedule 5.4.

         "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

         "Prepaid Expenses" means the book value of prepaid expenses and miscellaneous prepaids (in each case, only to the extent constituting a current asset) of the System with respect to the Business determined as of the Closing Time in accordance with GAAP on a basis consistent with the application of such principles in the preparation of the P&L Statements, to the extent that such prepaid expenses will accrue to the benefit of Buyer upon and after the Closing Time.

         "Prime Rate" means the per annum rate of interest published as such from time to time in the Money Rates column of The Wall Street Journal (Western Edition). For all purposes of this Agreement, interest at the Prime Rate shall be calculated on the basis of the actual number of days elapsed in the relevant period over a year of 365 or 366 days, as applicable.

         "Proceeding" means any investigation, proceeding or other process by the FCC, a court of competent jurisdiction or any Governmental Authority that relates in whole or in part to rates charged to subscribers.

         "Purchase Price" has the meaning given in Section 2.4.

         "Real Property" has the meaning given in Section 2.1(b).

         "Refund" means a refund or credit made by the System pursuant to a Refund Order for any overpayment or excess charge paid by subscribers during the period prior to and including the date of the Closing for any basic service or related equipment, or any other regulated tier of service or related equipment or any other charge for service or equipment.

         "Refund Order" means a decision, order, finding, ruling or other determination by the FCC, a court of competent jurisdic tion or any Governmental Authority requiring any System to make a Refund to a Subscriber.

         "Required Consents" shall mean the Consents designated as such on Schedules 4.3 and 5.3.

         "Rules and Regulations" shall mean the rules and regulations promulgated by the FCC, as amended.

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         "Signal" means the transmission, except radio signals (whether television, satellite or otherwise), of video program ming or other information that the System makes available to all Equivalent Basic Subscribers generally.

         "Social Contract" has the meaning given in Section 5.26.

         "Subscriber Shortfall" means an amount (not to be less than zero) equal to the product of (x) one thousand nine hundred eighty-four dollars ($1,984) and
(y) the difference between thirty-one thousand (31,000) and (if less) the actual number of Equivalent Basic Subscribers as of the last billing period immediately preceding the Closing.

         "System" has the meaning given in Recital A.

         "System Contracts" has the meaning given in Section 2.1(e).

         "System Employees" has the meaning given in Section 5.11.

         "System Franchises" has the meaning given in Section 2.1(c).

         "System Licenses" has the meaning given in Section 2.1(d).

         "Taxes" means all levies and assessments imposed by any Governmental Authority, including but not limited to income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest and penalties, addi tions to tax or additional amounts with respect thereto.

         "To Seller's knowledge" means to the actual knowledge of Jeff Elberson, Craig Perica, Janice Waggoner or Grant Evans.

                                    ARTICLE 2

                                PURCHASE AND SALE

         Section 2.1 Covenant of Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at Closing Seller shall convey, assign, and transfer to Buyer, and Buyer shall acquire from Seller, for the Purchase Price, free and clear of all Liens (except Permitted Liens), all right, title and interest of Seller in all of the assets and properties, real and personal, tangible and intangible, owned or leased by Seller and used by Seller in its operation of the System (the "Assets"), including but not limited to the following:

         (a) Tangible Personal Property. All tangible personal property, including but not limited to towers, tower equipment, antennae, aboveground and underground cable, distribution sys-

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tems, C-Cor amplifier modules, headend amplifiers, line amplifiers, earth satellite receive stations and related equipment, FM or broadcast antennae, microwave equipment, con verters, testing equipment, office equipment, furniture, fixtures, supplies, inventory, and other physical assets used by Seller in its operation of the System, as described on Schedule 2.1(a).

         (b) Real Property. The interests in real property ("Real Property") described on Schedule 2.1(b) owned by Seller ("Owned Real Property") or leased by Seller ("Leased Real Property") under leases described in paragraph 2.1(e).

         (c) Franchises. The franchises and similar authorizations or permits described on Schedule 2.1(c) (the "System
Franchises").

         (d) Licenses. The intangible cable television (CATV) channel distribution rights, cable television relay service (CARS), business radio, domestic satellite receive only (TVRO) and other licenses, authorizations, or permits described on Schedule 2.1(d) (the "System Licenses").

         (e) Contracts. The leases of real and personal property, private easements or rights of access, contractual rights to easements, pole line or joint line agreements, underground con duit agreements, crossing agreements, bulk and commercial ser vice agreements, and other Contracts described on
Schedule 2.1(e) (the "System Contracts").

         (f) Accounts Receivable. All accounts receivable of the Business.

         (g) Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes, and all files of correspondence, lists, records, and reports concerning subscribers and prospective subscribers of the System, signal and program carriage, and dealings with Governmental Authorities, including but not limited to all reports filed by or on behalf of Seller with the FCC and state ments of account filed by or on behalf of Seller with the U.S. Copyright Office.

         Section 2.2 Excluded Assets. Notwithstanding the provi sions of Section 2.1, the Assets shall not include the follow ing, which shall be retained by Seller (the "Excluded Assets"): (i) programming Contracts; (ii) insurance policies and rights and claims thereunder; (iii) bonds, letters of credit, surety instruments, notes and other similar items; (iv) cash and cash equivalents; (v) subject to Section 3.3, Seller's trademarks, trade names, service marks, service names, logos, and similar proprietary rights; and (vi) the rights, assets, and properties described on Schedule 2.2.

         Section 2.3 Assumed and Excluded Obligations. After Closing, Buyer shall assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"): (i) those obligations and liabilities attributable to periods after the Closing Time under the System Contracts, System Franchises and System Licenses; (ii) other obligations and liabilities of Seller to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.5; and (iii) all obligations and liabilities arising out of Buyer's ownership of the Assets or operation of the System after Closing. All obligations and liabilities arising out of or relating to the Assets or the System other than the Assumed Obligations and Liabilities shall remain and be the obligations and liabilities solely of Seller. Buyer shall not be liable for any other debts, liabilities, obligations or contracts of Seller of any kind and nature, including but not limited to any of the following:

         (a) any Losses resulting from any Litigation relating to the Assets, or naming Seller or any predecessor or successor thereof as a party, in either case arising out of events, transactions or circumstances occurring or existing prior to the Closing Time, including but not limited to the Litigation described on
Schedule 5.15;

         (b) any liability based, in whole or in part, upon the failure to comply with Legal Requirements applicable to bulk sale transfers;

         (c)  any transaction of Seller subsequent to the Closing
Time;

         (d) any Losses resulting by reason of or arising out of claims for current and noncurrent portions of refunds and deposits from former Equivalent Basic Subscribers for which there is not an adjustment in Buyer's favor made pursuant to Section below; or

         (e) any Losses resulting from Seller's termination of any of its employees rendering service in connection with the System, including but not limited to severance payments.

         Section 2.4  Purchase Price.

         (a) The consideration for the Assets and the Noncompetition Agreement shall be sixty-two million dollars ($62,000,000), adjusted as hereinafter provided (the "Purchase Price"), and shall be payable to Seller at Closing by wire transfer of immediately available funds.

         (b) On and as of the Closing date, the Purchase Price shall be:

                  (i)  either

                           (A)      decreased by the excess, if any, of
         Current Liabilities over Current Assets; or

                           (B)      increased by the excess, if any, of
         Current Assets over Current Liabilities;

                  (ii) decreased by the Subscriber Shortfall, if any, provided, however, that Seller shall be entitled to an adjustment (offsetting the reduction in Purchase Price but in no event in excess of the amount the Purchase Price was previously reduced for the Subscriber Shortfall) in the Final Adjustments Report in favor of Seller in the amount of one thousand nine hundred eighty-four dollars ($1,984) for each subscriber that would have been an Equivalent Basic Subscriber but for its failure to have subscribed to the cable television service provided by the System for thirty (30) consecutive days as of the date of Closing (each a "Potential Subscriber") if such Potential Subscriber shall be a subscriber on the date which is sixty (60) days after the date of Closing, and, on such date, such subscriber shall be in compliance with all other requirements set forth in the definition of Equivalent Basic Subscriber;

                  (iii)  increased by the cost of maintenance of
         bonds and letters of credit after the Closing Time pursuant to Section 6.6; and

                  (iv) decreased by the amount of any deductible under the casualty insurance policies insuring the Assets if clause (x) of
         Section 9.3 is applicable.

         (c) As of the Closing Time, the following expenses shall be prorated to the proper periods in accordance with GAAP. All such expenses for periods prior to the Closing Time shall be for the account of Seller, and all such expenses for periods after the Closing Time shall be for the account of Buyer:

                  (i)  all payments and charges under the System
         Franchises, the System Licenses, and the System
         Contracts;

                  (ii) Taxes (other than income Taxes) levied or assessed against any of the Assets or payable with respect to cable television service and related sales to System subscribers;

                  (iii) charges for utilities and other goods or services furnished to the System;

                  (iv) copyright fees based on signal carriage by the System; and

                  (v) all other items of expense relating to the System;

provided, however, that Seller and Buyer shall not prorate any items of expense payable under or with respect to any Excluded Assets, all of which shall remain and be solely for the account of Seller.

         Section 2.5 Preliminary and Final Settlements. Prelimi-nary and final adjustments to the Purchase Price will be determined as follows:

         (a) At least ten (10) business days prior to the Closing, Seller will deliver to Buyer a report (the "Preliminary Adjustments Report"), prepared in good faith and on a reasonable basis and in a manner consistent with the P&L Statements, setting forth in reasonable detail a pro forma determination as of the Closing Time of the adjustments and prorations set forth in Section . The Preliminary Adjustments Report shall: (i) contain all information reasonably necessary to determine such adjustments and prorations and such other information as may be reasonably requested by Buyer; and (ii) be certified by an authorized officer of Seller to be true, correct and complete as of the date thereof. Within five (5) business days after receipt of such report, Buyer shall give Seller written notice of any objections. If Buyer makes any such objections, the parties shall agree on the amount, if any, which is not in dispute within two (2) business days after Seller's receipt of Buyer's objections thereto. Any undisputed amounts shall be paid by the Buyer to the Seller upon the Closing, and the remaining disputed amounts shall be determined in the Final Adjustments Report.

         (b) Within sixty (60) days after the Closing, Seller shall deliver to Buyer a report (the "Final Adjustments Report"), prepared in good faith and on a reasonable basis and similarly certified by Seller, setting forth in reasonable detail the final determination of all adjustments that were not calculated or were disputed as of the Closing Time (including the adjustment provided in Section 2.4(b)(ii)) and containing any corrections to the Preliminary Adjustments Report.

         (c) Within thirty (30) days after receipt of the Final Adjustments Report, Buyer shall notify Seller of its objections, if any. Any amount which is not in dispute shall, within five (5) business days of the expiration of the review period, be paid in cash by wire or interbank transfer in immediately available funds as follows: (i) if the Purchase Price calculated based on the Final Adjustments Report is greater than the Purchase Price calculated based on the Preliminary Adjustments

Report, Buyer shall pay such difference to Seller, or (ii) if the Purchase Price is less, Seller shall pay such difference to Buyer. In the event any payment required by this Section 2.5(c)is not made when due, Seller or Buyer, as appropriate, shall make the payment required by this Section 2.5(c) with interest accruing from the date such payment was due at the Prime Rate.

         (d) Any disputed amounts will be determined within one hundred twenty
(120) days after the Closing by an accounting firm mutually agreeable to Seller and Buyer, whose determination will be conclusive. Seller and Buyer will bear equally the fees and expenses payable to such firm in connection with such determination. The payment required after determination of all disputed amounts will be made by the responsible party by wire transfer of immediately available funds to the other party within three (3) business days after the final determination.


                                    ARTICLE 3

                                 RELATED MATTERS

         Section 3.1  Rate Refunds.

         (a) If a Refund Order is issued or a Proceeding is commenced with respect to a potential Refund Order prior to the third anniversary of the Closing requiring that a Refund be made to subscribers and such Refund is made by Buyer, whether in the form of cash, credit or otherwise, then Seller shall be obligated to pay Buyer an amount (the "Refund Amount") equal to, after taking into account any Taxes actually payable by Buyer as a result of such payment, the portion of the Refund required to be paid to subscribers that is attributable to the period on or prior to the Closing Time, including any penalties, interest, forfeiture or other payment ordered by such Refund Order insofar as the same are attributable to the period on or prior to the Closing Time and any reasonable payment associated therewith and other associated reasonable costs (including any and all reasonable costs in connection with any investigation or proceeding resulting in such Refund or subsequent proceeding or appeal or appeals thereof).

         (b) Buyer will promptly notify Seller of any Proceeding commencing after the Closing and prior to the third anniversary of the Closing. Buyer shall have the right to control the defense and settlement of any such Proceeding at the expense of Seller; provided that Buyer shall (i) keep Seller apprised of the progress of any Proceeding and (ii) consider in good faith all comments and requests of Seller in connection with any Proceeding. Prior to the Closing, without the written consent of Buyer, Seller will not agree to the imposition of any Refund Order or fail to diligently prosecute all appeals of any Refund Order that are not final and unappealable. Buyer and Seller agree to use reasonable commercial efforts and act in good faith to defend any Proceeding and resolve such Proceeding in a manner that minimizes any Refund and future adverse impact on Buyer and, in the event any Refund Order is rendered, after consultation with each other, to seek to obtain a stay of any such Refund Order (that has not become final and unappealable) prior to the time any part of the required Refund must be made.

         (c) (i) No later than fifteen (15) days prior to the date a Refund must be made pursuant to a Refund Order that Buyer believes Seller is responsible for pursuant to this Section 3.1, Buyer will determine the Refund Amount, if any, and shall notify Seller of such determination. Two (2) business days prior to the time such Refund must be paid (whether in the form of cash or otherwise), Seller will pay Buyer any amounts payable under this Section 3.1 with respect to such Refund. In the event that Seller does not make any payment of a Refund Amount when due, Seller will owe Buyer interest on the Refund Amount from the date due until paid at the Prime Rate plus any costs and expenses incurred by Buyer in collecting such amount.

               (ii) Any dispute as to payments to be made under this Section
3.1 that cannot be resolved in a timely manner by Seller and Buyer will be settled by arbitration in accordance with the arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Seller and Buyer will bear equally the fees and expenses payable in connection with such arbitration. The amounts in dispute will be paid to the appropriate party in accordance with the settlement within five (5) business days after such settlement.

         Section 3.2  HSR Act Compliance.

          (a) As soon as reasonably practicable, and in any event within thirty
(30) days after the date of this Agreement, Seller and Buyer shall prepare and file proper Premerger Notification and Report Forms and related affidavits in compliance with the HSR Act.

         (b) If a request for additional information is made by the United States Federal Trade Commission ("FTC") or the Department of Justice ("DOJ") in connection with such filing (a "Second
Request"):

                  (i) If Buyer and Seller mutually determine such Second Request to be appropriate, lawful, and acceptable, each shall use all reasonable efforts to prepare and submit all necessary filings in response to such Second Request; or

                  (ii) If either Buyer or Seller, in its good faith judgment and sole discretion, determines that the Second Request is inappropriate, unlawful or otherwise unacceptable, such party (the "Objecting Party") shall use all reasonable efforts to seek, with the cooperation of the other party, to have FTC and/or DOJ narrow or modify such Second Request to the extent necessary to make it satisfactory to the Objecting Party, in its good faith judgment and sole discretion (a "Modified Second Request").

         (c) If an Objecting Party seeks a Modified Second Request, the other party may, at its sole option and in its sole discretion, delay any filings relating to its Second Request until the Objecting Party receives such Modified Second Request.

         (d) If, in the sole judgment of an Objecting Party, an acceptable Modified Second Request has been received from the FTC and/or the DOJ, it shall use all reasonable efforts to prepare and submit all necessary filings in response to such Modified Second Request.

         Section 3.3 Use of Names and Logos. For a period of sixty (60) days after Closing, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller to the extent incorporated in or on the Assets, provided that Buyer shall exercise efforts to remove all such names, marks, logos, and similar proprietary rights from the Assets as soon as reasonably practicable following Closing.

         Section 3.4 Bulk Sales. Buyer and Seller each waives compliance by the other with bulk sales Legal Requirements applicable to the transactions contemplated hereby.

         Section 3.5 Transfer Taxes. All sales, use, and similar transfer Taxes arising from or payable by reason of the transactions contemplated by this Agreement shall be shared equally by Buyer and Seller, and each shall reimburse the other to the extent the other has paid more than one-half of any such Taxes.


                                    ARTICLE 4

                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

         Section 4.1 Organization of Buyer. Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite partnership power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is duly qualified to do business as a foreign limited partnership and is in good standing in all jurisdictions in which the ownership of its assets or the conduct of its activities requires it to be so qualified, and the failure to be so qualified in which could have an adverse effect on its ability to perform its obligations hereunder.

         Section 4.2 Authority. Buyer has all requisite partnership power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. InterMedia Capital Management IV ("ICM IV") has all requisite partnership power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby as a general partner of Buyer. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of Buyer and ICM IV as a general partner of Buyer have been duly and validly authorized by all necessary action on the part of Buyer and ICM IV. This Agreement has been duly and validly executed and delivered by Buyer and ICM IV as a general partner of Buyer, and is the valid and binding obligation of Buyer and ICM IV as a general partner of Buyer, enforceable against Buyer and ICM IV as a general partner of Buyer, respectively, in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditor's rights generally and subject as to enforceability to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.3 No Conflict: Required Consents. Except as described on
Schedule 4.3, the execution, delivery, and performance by Buyer and ICM IV of this Agreement do not and will not: (a) conflict with or violate any provision of the partnership agreement or certificate of limited partnership of Buyer or ICM IV; (b) violate any provision of any Legal Requirements; or (c) conflict with, violate, result in a breach of, or constitute a default under any Contract to which Buyer or ICM IV is a party or by which Buyer or ICM IV or the assets or properties owned or leased by either of them are bound or affected; or (d) require any Consent.

         Section 4.4 Taxpayer Identification Number. Buyer's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

                                    ARTICLE 5

                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

         Section 5.1 Organization and Qualification of Seller. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. American Television and Communications Corporation ("ATC") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Seller and ATC is duly qualified to do business as a foreign limited partnership, or corporation, respectively, and is in good standing in all jurisdictions in which the ownership of its assets or the conduct of its activities require it to be so qualified, and the failure to be so qualified in which could have an adverse effect on its ability to perform its obligations hereunder.

         Section 5.2 Authority. Seller has all requisite partnership power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. ATC has all requisite corporate power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby as a general partner of Seller. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of Seller and ATC as a general partner of Seller have been duly and validly authorized by all necessary action on the part of Seller and ATC. This Agreement has been duly and validly executed and delivered by Seller and ATC as a general partner of Seller, and is the valid and binding obligation of Seller and ATC as a general partner of Seller, enforceable against Seller and ATC as a general partner of Seller, respectively, in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditor's rights generally and subject as to enforceability to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3 No Conflict: Required Consents. Except as described on
Schedule 5.3, the execution, delivery, and performance by Seller and ATC as a general partner of Seller of this Agreement do not and will not: (a) conflict with or violate any provision of the partnership agreement or certificate of limited partnership of Seller or the certificate of incorporation or bylaws of ATC; (b) violate any provision of any Legal Requirements; (c) conflict with, violate, result in a material breach of, or constitute a default under any Contract to which Seller or ATC is a party or by which Seller or ATC or the assets or properties owned or leased by either of them are bound or affected; (d) require any Consent; or (e) result in the imposition of any Lien upon any assets (including the Assets) or properties of Seller or ATC.

         Section 5.4 Title to Assets. Seller has good and marketable title to and possession of all of the Assets, free and clear of all Liens, except Permitted Liens. At Closing, Buyer will receive from Seller title to all Assets, free and clear of all Liens, except for Permitted Liens. The Assets, including all the buildings, structures, fixtures, trade fixtures and improvements located in or on any of the Owned Real Property, together with all machinery and equipment located thereon and necessary for the operation of such buildings, are in good operating condition, ordinary wear excepted.

         Section 5.5 Vehicles. Vehicles and other personal property for which a Governmental Authority issues a document of title and which are owned, leased or used by Seller in the construction, operation and maintenance of the System are described on Schedule 5.5 by the year, manufacturer, model and vehicle identification number, and except as described on Schedule 5.5 are in good condition, less ordinary wear and tear.

         Section 5.6  System Franchises.

         (a) Schedule 2.1(c) lists (i) each franchise or similar authorization held by Seller in connection with the operation or maintenance of the System;
(ii) the service area covered by each System Franchise; (iii) the identities of the grantors thereof; (iv) the date on which each System Franchise was granted; and (v) the expiration date for each System Franchise.

         (b) Each System Franchise (i) was validly issued and obtained by or validly transferred to and accepted by Seller in accordance with and as required by the terms thereof and, to Seller's knowledge, according to all applicable Legal Requirements; (ii) to Seller's knowledge is validly held by Seller as duly authorized grantee or transferee thereof; and (iii) is, except as set forth in
Schedule 2.1(c), in full force and effect and has not been revoked or canceled.

         (c) Except as set forth in Schedule 2.1(c), (i) for any System Franchise which has an unexpired term of less than three (3) years from the date hereof, a request for renewal thereof has been filed under section 626(a) of the Cable Communication Policy Act of 1984, as amended with the proper Governmental Authority, within thirty (30) to thirty-six (36) months prior to the expiration date thereof; and (ii) no other franchise is required by law in connection with the operation and maintenance of the System.

         (d) Seller has delivered to Buyer true and complete copies of each of the System Franchises. Except as described in Schedule 5.6, Seller is in substantial compliance with each of the System Franchises.

         (e) Except as set forth in Schedule 5.6, there are to Seller's knowledge no currently operating cable television systems (other than the System) providing television programming, multi-point distribution or multi-channel multi-point distribution or satellite master antenna television systems in any of the Franchise Areas.

         Section 5.7 System Licenses. Seller holds all CATV distribution rights, cable television relay service, domestic satellite receive only, business radio and other licenses, authorizations, or permits necessary to carry on the business of the System as conducted on the date hereof, each of which is described in Schedule 2.1(d). Each such right, license, authorization or permit is in full force and effect and has not been revoked or cancelled.

         Section 5.8  System Contracts.

         (a) Part I of Schedule 2.1(e) lists all presently effective Contracts pursuant to which Seller provides cable television to any multiple dwelling unit served by the System. Part II of Schedule 2.1(e) lists all presently effective Contracts pursuant to which Seller leases or allows the use of any of the System's channels. Part III of Schedule 2.1(e) lists all presently effective personal property leases to which Seller is a party for property used in the operation or maintenance of the System. Part IV of Schedule 2.1(e) lists all presently effective material Contracts to which Seller is a party or by which it is bound and which relate to the System, which are not Excluded Assets or System Franchises and which are not described in Parts I through III of Schedule 2.1(e) or in Schedule 2.2.

         (b) Each of the System Contracts has not been amended or modified, except as set forth in Schedule 2.1(e), and as of Closing will not be amended or modified except in compliance with Section 6.2. Neither Seller nor, to Seller's knowledge, any other party thereto is in default thereunder, nor, to Seller's knowledge, is there any event which with notice or lapse of time or both would constitute a default thereunder. Except as set forth in Schedule 2.1(e), Seller has not received written notice that any party intends to cancel, terminate or refuse to renew any of the System Contracts or to exercise or decline to exercise any option or other right thereunder. Except as disclosed in Schedule 2.1(e), all make-ready fees or other charges under pole agreements with respect to which Seller has received a bill, invoice or other demand for payment have been paid or will be paid before the Closing Time.

         (c) (i) Other than the Consents set forth on Schedule 5.3, no consents are necessary for the assignment of the System Contracts to Buyer; (ii) the real property and personal property which are the subject of the real or personal property leases included in the System Contracts are currently used in the construction, operation or maintenance of the System; and (iii) Seller has, and at the Closing Time will have, possession of the real property and personal property which is the subject of such leases and with respect to the Real Property leases, the right to occupy the real property which is the subject of such leases and with respect to the personal property leases, the right to possess and use such personal property.

         (d) Except as described on Schedules 2.1(c) and 2.1(e), each material System Contract and each System Franchise is in full force and effect and constitutes a valid and binding obligation of the parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

         Section 5.9  Real Property.

         (a) The Owned Real Property and the Leased Real Property are the only parcels of real property used by Seller for all headend equipment, microwave equipment and satellite earth receiving stations and related facilities, tower and antenna sites and office facilities included in the Assets. Other than the Owned Real Property and the Leased Real Property, Seller has no fee or possessory interest in any real property located in the Franchise Areas.

         (b) To Seller's knowledge, except as will not have a material adverse effect on the operation of the System, all rights-of-way and easements used by the System are "dedicated for compatible uses" within the meaning of 47 U.S.C.
Section 541(a)(2) or granted to Seller for its use for the purpose for which currently used by Seller.

         (c) The Owned Real Property and Leased Real Property, including the improvements located thereon, are in substantial compliance with applicable Legal Requirements relating to zoning.

         (d) Each parcel of the Real Property and the improvements thereon (i) have direct and unobstructed access for purposes of ingress and egress to public roads or streets or to private roads over which Seller has a valid right-of-way;
(ii) are served by utilities and services necessary for the normal and intended use of such real property; and (iii) do not encroach in any material way upon the property of others.

         Section 5.10 Carriage of Signals. Schedule 5.18 completely and accurately sets forth each of the Signals of the System. Seller has the legal right and authority, including but not limited to all necessary authority from the FCC and the requisite compulsory copyright license under Section 111 of the Copyright Act, to carry and use in the conduct of the business of the System all of the Signals. Other than requests for network nonduplication and syndicated exclusivity protection, no written notices have been received by Seller from the FCC, the United States Copyright Office, any local or other television station or system or from any other Person or Governmental Authority challenging or questioning the right of Seller or the System to carry or furnish, or not carry or furnish, any of the Signals or any other station or service to any subscriber.

         Section 5.11  Employees.

         (a) Schedule 5.11 identifies all individuals employed by Seller that render services primarily in connection with the System as of May 31, 1995 ("System Employees"), and the position and base compensation paid or payable to each. Except as described in Schedule 5.11, Seller is not party to any written employment Contract (or, to the knowledge of Seller, any other employment Contract) with any individual identified in Schedule 5.11.

         (b) Except as stated in Schedule 5.11, (i) Seller is not party to or subject to any pending labor union or collective bargaining agreement or arrangement in connection with the System, and (ii) to Seller's knowledge Seller is not party to any labor or employment dispute. Schedule 5.11 lists employees whose terms and conditions of employment are governed by a collective bargaining agreement or belong to a labor union described on Schedule 5.11. Seller has provided Buyer with a copy of the collective bargaining agreements or arrangements described on Schedule 5.11. Buyer will have and assume no obligation or liability under any collective bargaining agreement of Seller with System Employees.

         (c) Seller has in all material respects properly verified the identity and authorization to work in the United States and has completed and retained INS forms I-9 for all employees identified on Schedule 5.11, where required by the Immigration Reform and Control Act of 1986 and related statutes. Seller has made available to Buyer true and complete copies of such forms.

         Section 5.12  Employee Benefits.

         (a) Schedule 5.12 lists each pension benefit, welfare benefit, stock option, stock purchase, disability, vacation pay, incentive bonus, severance pay, deferred compensation, supplemental income or other employee benefit plan, policy or arrangement or agreement, including each "employee benefit plan" or "multi-employer plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by or contributed to by the Seller and its affiliates (collectively referred to as "Employee Plans") covering current or former employees of the System or their dependents or survivors. Seller has provided or, upon Buyer's reasonable request, will provide or make available to Buyer prior to the Closing Time complete, accurate and current copies of the plan document(s) of each Employee Plan, summary plan descriptions and other descriptive materials provided to employees and, in the case of an Employee Plan intended to qualify under section 401(a) of the Code, a copy of the most recent Internal Revenue Service determination letter of such Employee Plan's qualified status.

         (b) Neither Seller nor any Employee Benefit Plan (as defined in ERISA) maintained by Seller is in violation of ERISA; no reportable event, within the meaning of Section 4043(c) of ERISA, has occurred and is continuing with respect to any such Employee Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Plan.

         (c) All claims and obligations under, compensation or benefits payable to any employee pursuant to or in connection with any welfare, medical, insurance, disability, vacation or sick pay or other employee benefit plans of Seller or arising under any Legal Requirement affecting employees of Seller incurred on or before the Closing Time will remain the responsibility of Seller, whether or not such employees are hired by Buyer after the Closing. Buyer will have and assume no obligation or liability under or in connection with any such plan or Legal Requirement. Seller agrees that all System Employees will be terminated as of the date of Closing except for employees to whom Seller will offer employment elsewhere. Seller warrants that there are no contractual or other legal impediments to this action and that Seller has the legal right to take this action.

         Section 5.13 Commissions. Seller has entered into no agreement, commitment or obligation with regard to any brokerage commission or finder's fee which would be payable by Buyer arising out of the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

         Section 5.14 Creditor Claims. As of the Closing, (a) to Seller's knowledge, no creditor of Seller shall be entitled to claim that the transfer of any Asset to Buyer is, or would be, ineffective, void or voidable upon or after the consummation of the transactions contemplated herein; and (b) Buyer shall not incur any liability to any creditor of Seller as a result of the transfer of the Assets to Buyer, except for the obligations assumed pursuant to Sections and .

         Section 5.15 Litigation. Except as set forth in Schedule 5.15, there is no Litigation pending or, to Seller's knowledge, threatened, against Seller or the Assets which will adversely affect the financial condition or operations of the System or the ability of Seller to perform its obligations under this Agreement, or which seeks or could result in the modification, revocation, termination, suspension, or other limitation of any of the System Franchises or System Licenses.

         Section 5.16 Taxes. (a) Except as set forth on Schedule 5.16 and except where the failure to file, pay, collect, withhold or remit any Taxes does not result in a Lien on the Assets or in the imposition of transferee or other liability on Buyer for the payment of Taxes, Seller has accurately and timely filed all federal, state, local and foreign tax returns and other tax reports that are required to be filed; and all Taxes of any nature, with respect to taxable periods, or portions thereof, of Seller (or any partnership in which Seller is a partner) ending on or before the Closing Time, have been accurately, on a timely basis, reported and duly paid, collected or withheld and remitted to the appropriate Governmental Authority, except for current Taxes not due and payable on or prior to the Closing Time (such Taxes to be paid when due). Seller has received no notice of any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority pertaining to the System, nor is Seller aware of any proposal to issue such a notice. Seller has no knowledge of any facts that if known to any taxing authority would result in additional liability for Taxes except where such liability could not result in a Lien on the Assets or the imposition of transferee or other liability on Buyer for payment of Taxes.

         (b) None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former section 168(f)(8) of the Code.

         (c) None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under section 103(a) of the Code.

         (d) None of the Assets is "tax-exempt use property" within the meaning of section 168(h) of the Code.

         (e) Seller is not a person other than a United States person within the meaning of the Code.

         Section 5.17  FCC and Copyright.

         (a) As set forth on Schedule 5.18, the System has the capacity of carrying the stated number of channels (6 Mhz bandwidth each) over one hundred percent (100%) of the plant miles of the System. The System meets, in accordance with usual industry standards, in all material respects the technical standards of the Rules and Regulations which are applicable to the System.

         (b) Seller has Cumulative Leakage Index, as defined by the Rules and Regulations ("CLI") monitoring equipment which is required by the Rules and Regulations, and has in connection with its CLI obligations under the Rules and Regulations (i) maintained appropriate log books and other recordkeeping, (ii) corrected any System radiation leakage discovered by Seller in connection with its monitoring obligations under the Rules and Regulations, and (iii) filed all annual FCC Form 320s with the FCC.

         (c) (i) Seller has made all submissions (including, without limitation, registration statements) required under the Communications Act. (ii) Seller has delivered to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Communications Act with respect to the System, a completed and accurate Forms 393, Form 1200 Series or other FCC rate documents for the System, and all notices alleging noncompliance with the Communications Act or the Franchises. (iii) Seller has made all filings required to be made with the FCC (including cable television registration statements, annual reports and aeronautical frequency usage notices). (iv) Seller has all FCC licenses necessary to operate the System and operates such licensed facilities in conformance with the terms and conditions of such licenses. (v) Seller has obtained or has verified that all necessary Federal Aviation Administration ("FAA") approvals for all towers owned or upon which Seller operates have been obtained and that said towers are at the location and meet the height specifications of such FAA approvals. (vi) Seller has provided all notices to subscribers and maintained all public files required under the Communications Act. (vii) The System is certified as in compliance with the FCC's equal employment opportunity rules. (viii) The System is in compliance with all "must carry" requirements and has received all retransmission consents.

         (d) Seller has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the System as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in section 111 of the Copyright Act.

         (e) Seller and the System are in compliance with the Copyright Act, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System. Seller and the System are entitled to hold and do now hold the compulsory copyright license described in section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or adversely affected in any manner.

         (f) The carriage, transmission or use of the Signals has not and does not subject the System or Seller to any FCC or other sanctions or any suits or actions, including, without limitation, suits or actions for copyright infringement.

         Section 5.18 System Information. Schedule 5.18 sets forth a materially true and accurate description of the following information as of October 6, 1995 (or September 23, 1995 in the case of Subsection (b)):

         (a)  the number of miles of plant included in the Assets;

         (b) the number of subscribers served by the System as of September 23, 1995 as reflected in Seller's billing reports;

         (c)  the channel capacity of the System;

         (d) a description of basic and optional or tier services available from the System and the rates charged by Seller for each; and

         (e) the stations and Signals carried by the System and the channel position of each such Signal and station.

         Section 5.19 Bonds. Except as set forth in Schedule 5.19, there are no franchise, construction, fidelity, performance, or other bonds posted or required to be posted by Seller or any other Person in connection with the System or the Assets.

         Section 5.20  Environmental Laws.

         (a) (i) All Real Property complies in all material respects with all applicable Environmental Laws; (ii) none of Seller's operations thereon is subject to any pending judicial or administrative proceeding alleging the violation of any Environmental Law; (iii) none of the Real Property is the subject of any "Superfund" evaluation or investigation or any federal or state investigation concerning any use or release of any Hazardous Substance, except for any such evaluation or investigation conducted entirely without notice to Seller without entry to any facility of Seller's and of which Seller has no knowledge; (iv) neither Seller nor, to Seller's knowledge, any predecessor-in-title to the Real Property has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance into the environment; (v) to its knowledge, Seller has no contingent liability in connection with any release of any Hazardous Substance from the Real Property into the environment and no release of any Hazardous Substance from or on the Real Property which could require remediation has occurred since the date Seller acquired an interest in such property; (vi) none of Seller's or, to Seller's knowledge, any other person's operations on the Real Property involves the generation, transportation, treatment, storage or disposal of Hazardous Substances; (vii) except in accordance with all Legal Requirements, Seller has not disposed of any Hazardous Substance in, on or about the Real Property, and, to Seller's knowledge, neither has any lessee, prior owner or other person; and (viii) no Lien in favor of any Governmental Authority for (A) any liability under Environmental Laws, or (B) damages arising from or costs incurred in response to a release of any Hazardous Substance into the environment has been filed or attached to any of the Real Property.

         (b) Seller has provided, or prior to Closing will provide, Buyer with complete and correct copies of (i) all studies, reports, surveys or other materials, if any, in Seller's possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property, (ii) all notices or other materials, if any, in Seller's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property and (iii) all materials, if any, in Seller's possession relating to any claim, allegation or action by any private third party under any Environmental Law with respect to the Real Property.

         (c) To Seller's knowledge, (i) no underground storage tanks are currently or have been located on any Real Property, (ii) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (iii) no building or other structure on any Real Property contains asbestos, and (iv) there are no incinerators, septic tanks or cesspools on the Real Property and all waste is discharged into a public sanitary sewer system.

         (d) "Environmental Law" means a Legal Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (i) Clean Air Act (42 U.S.C.
Section 7401, et seq.); (ii) Clean Water Act (33 U.S.C. Section 1251, et seq.);
(iii) Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.);
(iv) Comprehensive

Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); (v) Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); (vi) Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.); (vii) Rivers and Harbors Act (33 U.S.C. Section 401, et seq.); (viii) Endangered Species Act (16 U.S.C. Section 1531, et seq.); and (ix) Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.); together with any other foreign or domestic laws (federal, state, provincial or local) relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

         (e) "Hazardous Substance" means any matter that is labeled or regulated as a pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or pollutant under any Environmental Law or by any Governmental Authority and includes, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (i) designated as a "hazardous substance" pursuant to section 307 of the Federal Water Pollution Control Act, 33 U.S.C. section 1251, et seq. (33 U.S.C. Section 1317); (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. Section 6903); (iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601, et seq. (42 U.S.C. Section 9601); or (iv) so designated or defined under any other applicable Legal Requirement.

         Section 5.21 Financial and Operational Information. Seller has delivered to Buyer unaudited statements of profit and loss of the System for the twelve (12) month period ended December 31, 1994 and the six (6) month period ended June 30, 1995 (the "P&L Statements") and other operations and budgeted financial information relating to the System (the "Operational Information"). The P&L Statements fairly present the results of operations of the System for the periods indicated.

         Section 5.22 Accounts Receivable. Schedule is a schedule of the subscriber Accounts Receivable of Seller with respect to the System, showing amounts and aging as of September 30, 1995. Such receivables were incurred in the ordinary course of business by Seller in its operation of the Business.

         Section 5.23 No Changes. Since June 30, 1995, there has been no material adverse change in the results of operations of the System, and Seller has not done any of the following without Buyer's written consent:

         (a) increased the Basic Subscriber Rate or other charges to Subscribers, except for increases which have been budgeted or which are allowed by applicable Legal Requirements;

         (b) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets as a whole or the results of operations of System;

         (c) entered into any other transaction, Contract or commitment other than in the ordinary course of business which would have a material adverse effect on the System; or

         (d) agreed to do any of the things described in the preceding clauses
(a) through (c).

         Section 5.24 Inventory. Seller's inventories are of a quality and quantity consistent with past practices.

         Section 5.25 Commitments. Except for obligations under the System Franchises and Contracts, and in connection with the Real Property, Seller has, with respect to the System, no unfulfilled promise or commitment which requires an expenditure in an aggregate amount over time of twenty-five thousand dollars ($25,000).

         Section 5.26 Social Contract with FCC. Seller anticipates entering into a contract with the FCC which sets forth certain understandings between the parties with respect to rate regulation and liabilities resulting from rate-related disputes (the "Social Contract"). The terms of any such Social Contract shall not be binding in any respect on Buyer as a result of this Agreement or the transactions contemplated hereby. After the Closing, the rates charged by Buyer with respect to the Systems will not be affected by any such Social Contract.


                                    ARTICLE 6

                                    COVENANTS

         Section 6.1 Certain Affirmative Covenants of Seller. Except as Buyer may otherwise consent in writing, between the date of this Agreement and Closing Seller shall:

         (a) (i) operate the System in the ordinary course of business and in accordance with past practices, (ii) maintain the tangible Assets in their current condition and repair, ordinary wear excepted, (iii) maintain the employment of the System's employees consistent with past practices, (iv) continue to make capital expenditures and marketing expenditures substantially consistent with Seller's reestimated 1995 budget or the then current 1996 budget, as applicable, (v) perform all of its obligations under all of the System Franchises, System

Licenses and System Contracts without material breach or default and (vi) replace subscriber drops which do not comply with the current provisions of the National Electrical Safety Code in the ordinary course consistent with past practices.

         (b) upon reasonable advance notice, give to Buyer and its counsel, accountants, and other representatives, access during normal business hours to the System, the Real Property, the other tangible Assets and Seller's books and records relating to the System; provided that such access will not disrupt the normal business operations of the System and that Buyer will use commercially reasonable efforts to limit the number of access requests;

         (c) as soon as practicable after the date of this Agreement make all filings, and exercise commercially reasonable efforts to obtain in writing all Consents described on Schedule , and deliver to Buyer copies thereof promptly upon receiving them;

         (d) promptly deliver to Buyer copies of true and complete copies of any cash flow statements, financial reports, subscriber counts and other reports with respect to the operation of the System regularly prepared by Seller at any time from the date hereof until Closing;

         (e) preserve inventory at customary levels and preserve existing relationships with customers, suppliers and others having business relationships with it in connection with the System;

         (f) promptly notify Buyer in writing of any adverse developments affecting the System, or any event or condition the occurrence or existence of which might reasonably be expected to prevent the satisfaction of any of the conditions to Buyer's or Seller's obligations stated in Sections 7.1 and 7.2, which become known to Seller, including but not limited to: (i) any material adverse change in the operations of the System; (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any material Assets; or (iii) notice of material violation, forfeiture or complaint under any System Franchise; provided, however, that Seller shall incur no liability or obligation for its failure to perform its obligations under this paragraph, nor shall any such failure constitute a breach of Seller's obligations hereunder for purposes of Sections 7.1 or 11.1;

         (g) provide to any title insurance company retained by Buyer to issue a title insurance commitment with respect to the Owned Real Property any information with respect thereto reasonably requested by it;

         (h) continue to carry and maintain in full force and effect casualty and liability insurance as is reasonable and customary in the cable television industry through and including the date of the Closing;

         (i) use all commercially reasonable efforts to obtain an extension or renewal of the System Franchise issued for Sullivan
County for a term of at least five years;

         (j) within five (5) days of the execution of this Agreement, Seller will begin to implement an increase to the Basic Subscriber Rate to reflect inflation and external cost adjustments permitted under applicable Legal Requirements in the amount of at least $0.50, and will cause such rate increase to be effective for as many System subscribers as possible by December 1, 1995 and as to all System subscribers by December 31, 1995; and

         (k) make no representations to any employee as to Buyer's intentions with respect to employment.

         Section 6.2 Certain Negative Covenants of Seller. Except as Buyer may otherwise consent in writing, which consent Buyer may withhold in its sole discretion, or as contemplated by this Agreement, between the date of this Agreement and the Closing Time Seller shall not:

         (a) except as set forth in Section 6.1(j), change the Basic Subscriber Rate or other charges to subscribers without the consent of Buyer, unless such changes have been budgeted or are otherwise permitted under applicable law; provided, however, that the proposed increase in the Basic Subscriber Rate pursuant to the terms of the Social Contract shall not occur prior to February 1, 1996;

         (b) add or delete any programming services or change the channel line-up;

         (c) materially modify, terminate, renew, suspend, or abrogate any System Franchise, System License or System Contract other than in the ordinary course of business;

         (d)  materially increase the number of System Employees;

         (e) enter into any lease, contract, agreement, commitment, arrangement, or transaction, other than in the usual and ordinary course of business;

         (f) sell, lease, assign, hypothecate or otherwise transfer or dispose of any of the Assets, other than in the usual and ordinary course of business; provided that the foregoing shall not apply to the replacement of existing Assets which are expended, rendered obsolete or retired if replaced with assets of comparable or better quality;

         (g) take, cause to be taken or, to the extent reasonably within its control, permit or suffer to be taken any action which would cause any of Seller's representations and warranties in this Agreement to be untrue or inaccurate in any material respect;

         (h) materially modify or increase the compensation of, or benefits provided by Seller to, System Employees, or enter into any collective bargaining agreement not described on Schedule 5.11; or

         (i) transfer any inventory from the System to any other system or business owned or operated by Seller or otherwise.

         Section 6.3  Certain Covenants of Buyer.

         (a) Buyer shall as soon as practicable make all filings, and exercise commercially reasonable efforts to obtain in writing as promptly as practicable all Consents described on Schedule 4.3, and deliver to Seller copies thereof.

         (b) Buyer may, but will have no obligation to, offer employment to any or all of the System Employees as of the date of Closing. Not later than 45 days after the date hereof, Buyer shall deliver to Seller a written notice containing the names, if any, of the System Employees whom Buyer intends to hire on the date of Closing. Not later than 60 days after the date hereof, Buyer shall notify those employees whom Buyer intends to hire on the date of Closing; the form and manner of such notification shall be reasonably satisfactory to, and approved in advance by, Seller. Notwithstanding anything to the contrary in this Agreement, Buyer shall recognize the term of service with Seller of any former System Employee of Seller hired by Buyer in determining such employee's (i) amount of accrued vacation under Buyer's vacation plan, and (ii) eligibility and vesting for purposes of participation in Buyer's tax-qualified plan. Buyer either shall permit any former System Employee of Seller who is hired by Buyer to take any accrued vacation earned while in Seller's employ at whatever times the employee would have been entitled to take such vacation had such employee not left the employ of Seller or shall pay such employee for any such accrued vacation time that such employee is not able to take under Buyer's vacation plan; provided, however, Seller shall reimburse Buyer with respect to all such accrued vacation in accordance with Section 2.4. Buyer shall also permit any former employee of Seller hired by Buyer to participate in Buyer's group health plan without imposing any waiting period or pre-existing condition limitations.

         (c) In order to permit Seller to make distributions to any former System Employee of Seller hired by Buyer of the balance of such employee's 401(k) account in Seller's tax-qualified plan as soon as legally permitted, Buyer shall notify Seller of the date of the termination of each such employee's employment with Buyer for any reason. Buyer shall provide this information to Seller in writing not later than thirty (30) days following the date of termination of such employee's termination.

         (d) For a period ending six (6) months after the date of Closing, Buyer shall not transfer all or substantially all of the Assets unless the transferee agrees to assume Buyer's obligations hereunder.

         (e) Buyer will deliver Schedules 6.11 and 7.1(h) to Seller within thirty (30) days of the date hereof.

         (f) Prior to the date of Closing, Buyer shall notify the FCC that it does not intend to assume the Social Contract.

         Section 6.4 Confidentiality. Any non-public information that either party may obtain from the other party in connection with this Agreement with respect to such other party or, in the case of information obtained by Buyer, the System, shall be confidential and, unless and until Closing shall occur, such party shall not disclose any such information to any third party (other than its directors, officers and employees, and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of the other party; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party), and (ii) to the extent that such party may become compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it shall have used all reasonable efforts, and shall have afforded the other party the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other party, and retain no copies of, any documents, work papers and other materials obtained by such party or on its behalf from the other party, whether so obtained before or after the execution hereof.

         Section 6.5 Supplements to Exhibits. Each of Seller and Buyer shall, from time to time prior to Closing, supplement the Exhibits to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Exhibits to this Agreement. For purposes of Paragraphs 7.1(a), 7.2(a), 11.1(a) and 11.2(a), the Exhibits to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement, and (b) any information added to the Exhibits by written supplements to this Agreement delivered prior to Closing by the party making such amendment which (i) is accepted in writing by the other party, or (ii) which reflects actions permitted by this Agreement to be taken by the parties between the date of this Agreement and Closing.

         Section 6.6 Bonds To Remain in Effect. Seller shall maintain in force all bonds and letters of credit required to be maintained under the System Franchises until the earlier of (a) the expiration of thirty (30) days after the Closing Time, or (b) the replacement of such bonds and letters of credit by Buyer. Buyer shall reimburse Seller, as part of the adjustment to the Purchase Price pursuant to Section 2.4(b), for the costs of maintenance of such bonds and letters of credit after the Closing Time and Buyer shall indemnify, defend and hold Seller harmless from and against any and all losses, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from or out of any claim against such bonds or letters of credit after the Closing Time with regard to matters arising after the Closing Time.

         Section 6.7  Taxes.

         (a) Seller agrees to timely file all sales or transfer tax returns with respect to sales occurring on or before the Closing Time, in connection with the System, and Seller shall timely pay all sales or transfer taxes applicable to the sales reported on such tax returns.

         (b) Seller shall be responsible for all Taxes attributable to taxable periods or portions thereof ending at or prior to the Closing Time (the "Periods") of Seller or any Affiliate for which the taxability of such Affiliate was determined on a consolidated or combined basis with Seller.

         (c) Seller and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Assets relating to the Periods until the statute of limitations (including any extensions) as to any taxable year that may be affected thereby shall have run, (ii) to abide by all record retention agreements entered into with any governmental authority, and (iii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if one party so requests, shall allow the requesting party to take possession of such books and records proposed for destruction or discard.

         (d) No new elections with respect to Taxes affecting the Assets or any changes in current elections with respect to Taxes affecting the Assets shall be made after the date of this Agreement without the prior written consent of Buyer.

         (e) As a condition precedent to the consummation of the transactions contemplated by this Agreement, Seller shall provide Buyer with a clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

         (f) Seller shall furnish Buyer an affidavit, stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to section 1445(b)(2) of the Code.

         Section 6.8 Capital Leases. Seller shall pay the remaining balance of any capital lease for equipment, if any, used in the Business and deliver the title to such equipment free and clear of all Liens (other than Permitted Liens) to the Buyer at the Closing.

         Section 6.9 Satisfaction of Conditions. Seller shall take, cause to be taken, or, to the extent reasonably within its control, permit or suffer to be taken any action which would cause or tend to cause (a) the conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement to be fulfilled; (b) any of the covenants contained in this Agreement to be performed; and (c) any of the representations and warranties of Seller to be true and correct.

         Section 6.10 MDU Agreements. Promptly after the execution of this Agreement, Buyer and Seller will prepare a list which will set forth each multiple unit dwelling project that is subject to common ownership and that currently receives cable television service from the Business (an "MDU Area") without a written MDU Agreement and for which Buyer desires to obtain an executed MDU Agreement (the "MDU List"). Within thirty (30) days after the execution of this Agreement, Seller will deliver a letter and a proposed MDU Agreement, each in a form acceptable to Buyer, requesting delivery of a fully executed MDU Agreement for each of the multiple unit dwelling projects which appear on the MDU List. Seller agrees to take such further action as is reasonably requested by Buyer in order to attempt to obtain and deliver such executed MDU Agreements.

         Section 6.11 Distant Broadcast Signals. If requested by Buyer, Seller will delete prior to the Closing distant broadcast signals set forth on Schedule 6.11.

         Section 6.12 Letter to Programmers. Not later than the Closing Date, Seller will transmit a letter in a form acceptable to Buyer to all programmers from which Seller purchases programming and for which Buyer has not expressly agreed to assume the programming agreement.


                                    ARTICLE 7

                              CONDITIONS PRECEDENT

         Section 7.1 Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which may be waived by Buyer:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

         (b) Performance Of Agreements. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing, and shall have tendered to Buyer all documents which Seller is required by Section 8.2 hereof to deliver to Buyer at Closing.

         (c) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, there shall be no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing, and the Attorney General of the State of Tennessee shall not have objected to the consummation of the transactions contemplated hereby and not withdrawn its objection.

         (d) HSR Act Compliance. All waiting periods under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

         (e) Seller's Counsel Opinion. Buyer shall have received an opinion of Linda Weiler, Esq., counsel to Seller, dated as of Closing, in the form of
Exhibit 7.1(e).

         (f) Seller's FCC Counsel Opinion. Buyer shall have received an opinion of Bryan Cave, special communications counsel to Seller, dated as of Closing, in the form of Exhibit 7.1(f).

         (g) Required Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that there have been made or obtained all Required Consents required for the consummation of the transactions contemplated hereby; provided, however, that to the extent such Required Consents relate to consents by the FCC to assignments of the System Licenses, this condition shall be deemed met if such consents to assignment have been requested prior to Closing and Buyer is entitled to operate such System Licenses pursuant to conditional use authorizations until the FCC's consent is received.

         (h) Retransmission Consents. Buyer shall have received a valid assignment of a retransmission consent agreement with each broadcaster whose signal is carried on the System at the Closing who did not make a so-called "must carry" election under the Communications Act, and which is listed on
Schedule 7.1(h).

         (i) Pole Attachment Agreements. With respect to any material violations as to which Seller or Buyer has received notice that such violation must be corrected, Seller shall have either cured all violations subject to such notice relating to license agreements for pole attachments or compensated Buyer therefor.

         (j) Inventory. Seller shall have delivered to Buyer at Closing the C-Cor amplifier modules in quantities and description not differing materially from that listed on Schedule 2.1(a);

         (k) Material Adverse Change. There shall have occurred no material adverse change in the operations of the System, other than matters affecting the cable television industry generally.

         (l) Franchise Terms. The System Franchise for Sullivan County shall have a term remaining of at least five (5) years after the date of the Closing and shall be on terms not materially different from the current terms of such Franchise.

         Section 7.2 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which may be waived by Seller:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

         (b) Performance of Agreements. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing, and Buyer shall have tendered to Seller all documents which Buyer is required by Section 8.3 hereof to deliver to Seller at Closing.

         (c) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, there shall be no Litigation pending or threatened seeking or which if successful would have the effect of, any of the foregoing, and the Attorney General of the State of Tennessee shall not have objected to the consummation of the transactions contemplated hereby and not withdrawn its objection.

         (d) HSR Act Compliance. All waiting periods under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

         (e) Buyer's Counsel Opinion. Seller shall have received an opinion of Pillsbury Madison & Sutro, counsel to Buyer, dated as of Closing, in the form of
Exhibit 7.2(e).

         (f) Required Consents. Seller shall have received evidence, in form and substance reasonably satisfactory to it, that there have been obtained all Required Consents required for the consummation of the transactions contemplated hereby.


                                    ARTICLE 8

                                     CLOSING

         Section 8.1 Closing: Time and Place. The closing of the transactions contemplated by this Agreement ("Closing") shall take place in the offices of Pillsbury Madison & Sutro, 235 Montgomery Street, San Francisco, California 94104 at 9:00 A.M. as soon as possible after all conditions precedent to Closing set forth in Article 7 hereof have been satisfied or waived, but in no event later than April 30, 1996 (the "Outside Closing Date"). Notwithstanding the foregoing sentence, Buyer and Seller may mutually agree to extend the Outside Closing Date to July 31, 1996; provided, however, that if as of April 30, 1996 Seller has met each of the conditions set forth in Section 7.1 excluding only subparagraph (l) thereof, Seller may elect to terminate the Agreement upon which event Buyer shall pay Seller a breakup fee in the amount of twenty-five thousand dollars ($25,000.00). If (i) Buyer and Seller shall have elected to extend the Outside Closing Date to July 31, 1996 and the Closing has not occurred by such date and (ii) Seller has met each of the conditions set forth in Section 7.1 excluding only subparagraph (l) thereof, Seller may elect to terminate the Agreement upon which event Buyer shall pay Seller a breakup fee in the amount of fifty thousand dollars ($50,000.00).

         All documents which Seller or Buyer shall deliver pursuant to this
Article 8 and are executed by any person other than a public official shall be acknowledged on a form of acknowledgment which conforms to California Civil Code section 1189.

         Section 8.2 Seller's Obligations. At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

         (a) Bill of Sale. An executed Bill of Sale and Assignment in the form of Exhibit 8.2(a);

         (b) Noncompetition Agreement. An executed Noncompetition Agreement in the form of Exhibit 8.2(b), duly executed and delivered by TWI;

         (c) Deeds. Special warranty deeds conveying to Buyer each parcel of the Owned Real Property;

         (d) Secretary's Certificates. Certified copies of resolutions of Seller's governing board authorizing the execution, delivery and performance of this Agreement, and an incumbency certificate as to the officers authorized by ATC to execute and deliver the agreements, instruments and documents on behalf of ATC, as general partner of Seller;

         (e) Affidavit for Title Insurance. For each parcel of Real Property, an affidavit concerning present improvements, substantially in the form of Exhibit 8.2(e) or otherwise reasonably satisfactory to an insurer of the title to the Owned Real Property;

         (f) FIRPTA Certificate. Seller's Certification of Nonforeign Status pursuant to section 1.1445-2(b)(2) of the United States Treasury Income Tax Regulations, substantially in the form of Exhibit 8.2(f);

         (g) Lease Assignments. For each real property lease included in the System Contracts, executed counterparts of an Assignment and Assumption substantially in the form of Exhibit 8.2(g) (the "Lease Assignments");

         (h) Assignments and Assumption. For each Contract the assignment of which requires a Required Consent, an assignment assumption and consent substantially in the form of Exhibit 8.2(h) (the "Assignment and Assumption"), duly executed by Seller and the third party to such Contract;

         (i) Vehicle Titles. Documents of title for any motor vehicles included within the Assets;

         (j) Certificates of Good Standing. A Certificate of Good Standing of Seller certified to by the Secretary of State of the State of Delaware and a Certificate of Existence - Limited Partnership certified to by the Secretary of State of the State of Tennessee, and a Certificate of Good Standing of ATC certified by the Secretaries of State of the States of Delaware and Tennessee;

         (k) Receipt. An executed receipt for the Purchase Price, substantially in the form of Exhibit 8.2(k); and

         (l) Transfer Filings. All documents which under any Legal Requirements are required to be filed with a Governmental Authority for recording any deed, obtaining Governmental Authority clearance for Taxes imposed upon the transfer of any Assets, or other documents required to be filed to consummate the sale and transfer of the Assets at Closing.

         (m) Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

         Section 8.3 Buyer's Obligations. At Closing Buyer shall deliver or cause to be delivered to Seller the following:

         (a) Purchase Price. The Purchase Price, adjusted in accordance with the terms of this Agreement.

         (b) Certificates of Good Standing. A Certificate of Good Standing of Buyer certified to by the Secretary of State of the State of California, a Certificate of Existence - Limited Partnership certified to by the Secretary of State of the State of Tennessee, and a Certificate of Good Standing of InterMedia

Management, Inc. certified to by the Secretary of State of the states of California and Tennessee;

         (c) Secretary's Certificates. Certified copies of the resolutions of the Board of Directors of InterMedia Management, Inc. and Buyer's governing board, authorizing the execution, delivery and performance of this Agreement, and an incumbency certificate as to the officers of Buyer to execute and deliver the agreements, instruments and documents on behalf of InterMedia Management, Inc. as general partner of ICM IV, as general partner of Buyer;

         (d) Assumption Agreement. An assumption agreement, substantially in the form of Exhibit 8.3(d);

         (e) Lease Assignments. Executed counterparts of each of the Lease Assignments.

         (f) Assignment and Assumption Agreements. Executed counterparts of each Assignment and Assumption.

         (g) Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.


                                    ARTICLE 9

                                   TERMINATION

         Section 9.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

         (a) at any time, by the mutual agreement of the Buyer and Seller;

         (b) by either Buyer or Seller upon written notice to the other, if the adjustment to the Purchase Price pursuant to Section 2.4(b) causes the Purchase Price to fall below fifty-six million eight hundred thousand dollars ($56,800,000);

         (c) by either Buyer or Seller upon written notice to the other, if any conditions to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied on or before the Outside Closing Date, for any reason other than a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate; or

         (d)  as otherwise provided herein.

         Section 9.2 Effect of Termination. If this Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.4, 10.1, 10.2, 12.1, 12.2, 12.10 and 12.11.

         Section 9.3 Risk of Loss to Assets. Any loss or damage prior to Closing due to fire, explosion, earthquake, windstorm, accident, flood, act of God, war, seizure or any other casualty, whether similar or dissimilar, occurring to any of the Assets of the System shall, whether or not covered by insurance, be the responsibility of Seller. If such loss or damage is sufficiently substantial to preclude the resumption of normal operations or a substantially complete restoration of any substantial part of the System prior to the earlier to occur of (a) the date of Closing or (b) the date that is sixty days following the occurrence of the event or casualty, or if such loss or damage materially and adversely affects the value of the Assets or the System taken as a whole, Seller shall promptly notify Buyer in writing, and Buyer, at any time within fifteen days after receipt of such notice or such shorter period prior to the date of the Closing, may elect to either (x) receive a reduction in the Purchase Price equal to the amount of the deductible under the casualty insurance policies insuring the assets and accept the proceeds of any insurance coverage, whether paid by the insurer before or after the Closing, and consummate the transactions contemplated by this Agreement, or (y) terminate this Agreement upon delivery of written notice to Seller, and in the latter event all parties shall stand fully released and discharged of any and all obligations under this Agreement.

         Section 9.4 Condemnation. If, prior to the Closing, any part of a material Asset or an interest in a material Asset is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of a material Asset (such event being referred to, in either case, as a "Taking"), then Seller shall immediately notify Buyer in writing of such Taking or proposed Taking, and within fifteen (15) days of such notice or such shorter period prior to the Closing Time, Buyer may terminate this Agreement by giving written notice to Seller. If Buyer does not elect to terminate this Agreement then (a) if the Closing occurs, Buyer shall have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller shall be relieved of its obligation to convey to Buyer the Asset or interests that are the subject of the Taking and (c) at the Closing Seller shall assign to Buyer all of Seller's rights (including the right to receive payment of damage) with respect to such Taking and shall pay to Buyer all damages previously paid to Seller with respect to the Taking.

                                   ARTICLE 10

                                    REMEDIES

         Section 10.1 Specific Performance; Remedies Cumulative. Seller and Buyer acknowledge that, if either is in material breach or default of its covenants, agreements or obligations hereunder, the other would be irreparably damaged by such breach or default and that, in addition to the other remedies that may be available at law or in equity, the other party shall be entitled to specific performance of this Agreement and injunctive relief. All rights and remedies under this Agreement are cumulative of, and not exclusive of, any rights or remedies otherwise available, and the exercise of any of such rights or remedies shall not bar the exercise of any other rights or remedies.

         Section 10.2 Attorneys' Fees. In the event of any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby, the party prevailing under such Litigation shall be entitled, as part of the Judgment rendered in such Litigation, to recover from the other party its reasonable attorneys' fees and costs and expenses in such litigation.


                                   ARTICLE 11

                                 INDEMNIFICATION

         Section 11.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all Losses arising out of or resulting from:

         (a) any representations and warranties made by Seller in this Agreement not being true and accurate in all material respects when made or when required by this Agreement to be true and accurate;

         (b) any material breach or default by Seller in the performance of its covenants, agreements, or obligations in this Agreement;

         (c) all liabilities and obligations arising out of or relating to the operation or ownership of the System prior to and including the date of the Closing;

         (d) all liabilities and obligations incurred either before or after the Closing which arise out of or relate to any increase in the Basic Subscriber Rate between the date hereof and the Closing;

         (e) all liabilities and obligations relating to the System not assumed by Buyer; and

         (f) any failure by Seller to comply with applicable provisions of any bulk sales laws applicable to the sale of the Assets.

         Section 11.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

         (a) any representations and warranties made by Buyer in this Agreement not being true and accurate in all material respects when made or when required by this Agreement to be true and accurate;

         (b) any material breach or default by Buyer in the performance of its covenants, agreements, or obligations in this Agreement; and

         (c)  the Assumed Obligations and Liabilities.

         Section 11.3  Indemnified Third-Party Claim.

         (a) If any Person not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any Litigation with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 11.1 or 11.2, respectively, then within ten business days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such demand, claim or Litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee), to defend any such Litigation. The failure, refusal or neglect of the Indemnitee to notify the Indemnitor within the time period specified above of any such Litigation shall not relieve such Indemnitor from any liability which it may have to the Indemnitee in connection therewith, unless the effect of such failure, refusal or neglect is to prejudice materially the rights of the Indemnitor in defending against the Litigation. The Indemnitee shall be permitted to participate in such defense undertaken by the Indemnitor at its own expense, provided that, if the named parties to any such Litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such Litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

         (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

         (c) With regard to Litigation of third parties for which Buyer or Seller is entitled to indemnification under Sections 11.1 or 11.2, such indemnification shall be paid by the indemnifying party upon: (i) the entry of a Judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in paragraph 11.3(a). Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor if such expenses are a liability of the Indemnitor.

         Section 11.4 Determination of Indemnification Amounts and Related Matters.

         (a) Seller shall not be liable for (i) the first $250,000 of total Losses for which Seller is liable under paragraph 11.1(a), except Losses thereunder arising with respect to Seller's representations and warranties stated in Sections 5.4 and 5.16, and (ii) any Losses for which Seller is otherwise liable under paragraph 11.1(a) which exceed the amount of the Purchase Price.

         (b) In calculating amounts payable to an Indemnitee hereunder, the amount of the indemnified Losses shall be reduced by the amount of any insurance proceeds (net of Taxes thereon) paid to the Indemnitee for such Losses.

         (c) Subject to the provisions of Section 11.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 11.1 or
11.2 shall be payable by the Indemnitor as incurred by the Indemnitee.

         Section 11.5 Time and Manner of Certain Claims. The representations and warranties of Buyer and Seller in this Agreement shall survive Closing; provided, however, that neither Seller nor Buyer shall have any liability under paragraphs

11.1(a) or 11.2(a), respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within:

         (a) twelve (12) months after Closing, in the case of Seller's representations and warranties stated in Section 5.18.

         (b) fifteen (15) years after Closing, in the case of Seller's representations and warranties stated in Section 5.20;

         (c) the period of the applicable statute of limitations, in the case of Seller's representations and warranties stated in Sections 5.4 and 5.16; and

         (d) twenty-four (24) months after closing, in all other cases.

         Section 11.6 Other Indemnification. The provisions of Sections 11.3 and
11.4 shall be applicable to any claim for indemnification made under any other provision of this Agreement, and all references in Sections 11.3 and 11.4 to Sections 11.1 and 11.2 shall be deemed to be references to such other provisions of this Agreement.


                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         Section 12.1 Covenant Not To Sue and Nonrecourse to Partners.

         (a) Seller agrees that notwithstanding any other provision in this Agreement, any agreement, instrument, certificate or document entered into pursuant to or in connection with this Agreement or the transactions contemplated herein or therein (each a "Transaction Document") and any rule of law or equity to the contrary, to the fullest extent permitted by law, Buyer's obligations and liabilities under all Transaction Documents and in connection with the transactions contemplated therein (other than Buyer's obligations under Section 6.3(d) hereof) shall be nonrecourse to all direct and indirect general and limited partners of Buyer.

         (b) "Nonrecourse" means that the obligations and liabilities are limited in recourse solely to the assets of Buyer (for those purposes, any capital contribution obligations of the general and limited partners of Buyer or any negative capital account balances of such partners shall not be deemed to be assets of Buyer) and are not guaranteed directly or indirectly by, or the primary obligations of, any general or limited partner of Buyer, and neither Buyer nor any general or limited partner or any officer, director, partner, employee or agent of Buyer or any general or limited partner of any successor partnership, either directly or indirectly, shall be personally liable in any respect (except to the extent of their respective interests in the assets of Buyer) for any obligation or liability of Buyer under any Transaction Document or any transaction contemplated therein.

         (c) "Direct" partners include all general and limited partners of Buyer, and "indirect" partners include all general and limited partners of each direct partner and all general and limited partners of each such indirect partner and all such further indirect partners thereof and each such indirect partner.

         (d) Except for actions based on Buyer's default in the performance of its obligations under Section 6.3(d) hereof, Seller hereby covenants for itself, its successors and assigns that it, its successors and assigns will not make, bring, claim, commence, prosecute, maintain, cause or, to the extent within its control, permit any action to be brought, commenced, prosecuted, maintained, either at law or equity, in any court of the United States or any state thereof against any direct or indirect general or limited partner of Buyer or any officer, director, partner, employee or agent of Buyer or any direct or indirect general or limited partner of Buyer for (i) the payment of any amount or the performance of any obligation under any Transaction Document or (ii) the satisfaction of any liability arising in connection with any such payment or obligation or otherwise, including without limitation, liability arising in law for tort (including, without limitation, for active and passive negligence, negligent misrepresentation and fraud), in equity (including, without limitation, for indemnification and contribution) and under contract (including, without limitation, monetary damages for the breach of representation or warranty or performance of any of the covenants or obligations contained in any Transaction Document or with the transactions contemplated herein or therein).

         Section 12.2 Expenses. Each of the parties shall pay its own costs and expenses, including without limitation, fees and expenses of its legal counsel, accountants, financial advisors, brokers or finders, consultants and other experts incurred in connection with this Agreement and the transactions contemplated herein, whether or not the transactions contemplated herein occur.

         Section 12.3 Brokerage. Seller shall indemnify and hold Buyer harmless from and against any and all Losses arising from any employment by it of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services. Buyer shall indemnify and hold

Seller harmless from and against any and all Losses arising from any employment by it of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

         Section 12.4 Assignment. Subject to Section 6.3(d) hereof, Buyer may assign its rights and obligations (i) to purchase the System pursuant to this Agreement, (ii) to assume liabilities relating thereto as provided in Section 2.3, and (iii) to indemnify Seller as provided in Section 11.2 without the consent of Seller; provided, however, that such assignee must be an Affiliate of Buyer and must have the financial ability to fully perform such rights and obligations (a "Qualified Assignee"). Effective upon such assignment to a Qualified Assignee, Buyer shall be released and Seller shall thereby release Buyer from all obligations and liabilities with respect thereto. Upon such assignment Buyer shall notify Seller thereof. After the Closing, Seller may assign its rights and obligations under this Agreement to an Affiliate of Seller which has the financial ability to fully perform such rights and obligations (a "Qualified Seller Assignee"). Effective upon such assignment to a Qualified Seller Assignee, Seller shall be released and Buyer shall thereby release Seller from all obligations and liabilities with respect thereto. Upon such assignment, Seller shall notify Buyer thereof.

         Section 12.5 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         Section 12.6 Notices. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         To Seller:             Time Warner Entertainment Company, L.P.
                                300 First Stamford Place
                                Stamford, CT 06902-6732
                                Attn:  Jeffrey D. Elberson
                                Telecopy:  (203) 328-4828

         Copies:                Holland & Hart
                                P.O.  Box 8749
                                555 17th Street, Suite 2900
                                Denver, CO 80201-8749 (Mail)
                                           80202 (Delivery)
                                Attn:  Davis O. O'Connor, Esq.
                                Telecopy:  (303) 295-8261

         To Buyer:              InterMedia Partners of Tennessee, L.P.
                                235 Montgomery Street, Suite 420
                                San Francisco, CA 94104
                                Attn:  Leo J. Hindery, Jr.
                                       Rodney M. Royse
                                Telecopy:  (415) 397-3978

         Copies:                Pillsbury Madison & Sutro
                                235 Montgomery Street
                                San Francisco, CA 94104
                                Attn:  Gregg F. Vignos, Esq.
                                Telecopy:  (415) 983-1200

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(a) if delivered by courier service or by facsimile transmission, upon actual receipt by the intended recipient, or (b) if mailed, upon the date of delivery as shown on the return receipt therefor.

         Section 12.7 Entire Agreement: Amendments. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

         Section 12.8 Binding Effect: Benefits. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as set forth in Section 12.4, neither Buyer nor Seller shall assign this Agreement or delegate any of its duties hereunder (other than by operation of law provided such assignee has the financial capacity to meet assignor's obligations hereunder) to any other Person without the prior written consent of the other.

         Section 12.9 Headings, Schedules and Exhibits. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement. Reference to Exhibits shall, unless otherwise indicated, refer to the Exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

         Section 12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

         Section 12.11 Publicity. Seller and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Seller's employees concerning this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that Seller or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notifies the other of such requirement and consults with the other in good faith with respect to the wording of such announcement.

         Section 12.12 Governing Law. The validity, performance, and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

         Section 12.13 Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third-party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

         Section 12.14 Construction. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

         Section 12.15 Further Acts. If, at any time before, on or after the date of the Closing, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement, such party shall take all such necessary or desirable action or use commercially reasonable efforts to cause such action to be taken. Without limiting the generality of the foregoing, on or after the date of the Closing, and without further consideration, Seller shall execute and deliver to Buyer such further instruments of conveyance, in form and content reasonably acceptable to Buyer and Seller, as Buyer may reasonably request in order to more effectively convey, transfer and assign to Buyer any and all of the Assets.

         Section 12.16 Time of Essence. Time is of the essence in each and every provision in this Agreement.

         Section 12.17 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Buyer and Seller have executed this Agreement as of the date first written above.

                                        BUYER:

                                        INTERMEDIA PARTNERS OF
                                        TENNESSEE, L.P.

                                        By InterMedia Capital Management
                                           IV, L.P., its general partner

                                        By InterMedia Management, Inc.
                                           Its general partner


                                        By /s/ Leo J. Hindery, Jr.
                                           ________________________________
                                                  Leo J. Hindery, Jr.,
                                                        President

                                        SELLER:

                                        TIME WARNER ENTERTAINMENT
                                        COMPANY, L.P., a Delaware limited
                                        partnership

                                        By American Television and
                                           Communications Corporation,
                                           its general partner



                                        By /s/ David E. O'Hayre
                                           ________________________________

                                        Name: David E. O'Hayre
                                             _____________________________

                                        Title: Sr. Vice President
                                              ____________________________

                      AMENDMENT TO ASSET PURCHASE AGREEMENT


         THIS AMENDMENT TO ASSET PURCHASE AGREEMENT is made and entered into as of November 1, 1995 (the "Amendment"), by and among INTERMEDIA PARTNERS OF TENNESSEE, L.P., a California limited partnership ("InterMedia L.P."), INTERMEDIA PARTNERS OF TENNESSEE, a California general partnership ("InterMedia G.P.") and TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("Time Warner"),

                              W I T N E S S E T H:

         WHEREAS, InterMedia L.P. and Time Warner are parties to that certain Asset Purchase Agreement dated as of October 18, 1995 (the "Agreement"); and

         WHEREAS, InterMedia L.P. desires to assign all of its rights, interests and obligations under the Agreement to InterMedia G.P.; and

         WHEREAS, InterMedia G.P. desires to assume from InterMedia L.P. all of its rights, interests and obligations under the Agreement; and

         WHEREAS, InterMedia L.P., InterMedia G.P. and Time Warner wish to amend the Agreement to reflect the aforementioned assignment and assumption:

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to General Partnership. All references in the Agreement to "InterMedia Partners of Tennessee, L.P." are hereby amended to read "InterMedia Partners of Tennessee".

         2. Amendment to Certain References. All references in the Agreement to "InterMedia Partners of Tennessee, L.P., a California limited partnership" are hereby amended to read "InterMedia Partners of Tennessee, a California general partnership".

         3. Amendment to Sections 4.1, 4.3 and 8.3(b). In Section 4.1, 4.3 and 8.3(b) the text "limited partnership" is hereby deleted and the following substituted therefor "general partnership".

         4. Full Force and Effect. Except as expressly amended hereby, all other terms of the Agreement shall remain in full force and effect. If any of the terms of this Amendment conflict with any of the terms of the Agreement, the terms of this Amendment shall control.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6. Governing Law. The validity performance, and enforcement of this Amendment shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state.

         IN WITNESS WHEREOF, InterMedia L.P., InterMedia G.P. and Time Warner have executed this Amendment as of the date first written above.

                                 INTERMEDIA PARTNERS OF
                                 TENNESSEE, L.P., a California
                                 limited partnership

                                 By InterMedia Capital Management
                                    IV, L.P., its general partner

                                 By InterMedia Management, Inc.
                                    Its general partner


                                 By /s/ Leo J. Hindery, Jr.
                                    ______________________________________
                                    Leo J. Hindery, Jr.,
                                    President

                                     TIME WARNER ENTERTAINMENT
                                     COMPANY, L.P., a Delaware limited
                                     partnership

                                     By American Television and
                                        Communications Corporation,
                                        its general partner



                                     By /s/ David E. O'Hayre
                                        ____________________________________

                                     Name: David E. O'Hayre
                                           _________________________________

                                     Title: Sr. Vice President
                                            ________________________________




                                     INTERMEDIA PARTNERS OF TENNESSEE,
                                     a California general partnership

                                     By InterMedia Capital Management
                                        IV, L.P., its managing general
                                       partner

                                     By InterMedia Management, Inc.
                                        Its general partner


                                     By /s/ Leo J. Hindery, Jr.
                                        ____________________________________
                                        Leo J. Hindery, Jr.,
                                        President